UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2009

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
(IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, LML Payment Systems Inc. (the “Company”) received written notification (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that the closing bid price of the Company’s common stock (the “Common Stock”) for the previous 30 consecutive trading days had closed below the minimum $1.00 per share (the “Minimum Price Requirement”) required for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the “Rule”). The Notice has no effect on the listing of the Common Stock at this time. Pursuant to NASDAQ Marketplace Rule 5810(c)(3)(a), the Company has been provided an initial period of 180 calendar days, or until March 15, 2010, to regain compliance with the Minimum Price Requirement. The Notice further provides that the NASDAQ staff (the “Staff”) will provide written notification stating that the Company has achieved compliance with the Rule if at any time before March 15, 2010, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, although, under certain circumstances, the Staff has the discretion to require compliance for a period in excess of 10 consecutive business days, but generally such extended period does not exceed 20 consecutive business days.

If the Company does not regain compliance with the Rule by March 15, 2010, NASDAQ will provide notice to the Company that the Common Stock is subject to delisting from the NASDAQ Capital Market.  If the Company receives such a letter, the Company will have an opportunity to appeal the determination to a NASDAQ Listing Qualification Panel.  Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for the NASDAQ Capital Market.  If it meets the initial listing criteria, the Staff will notify the Company that it has been granted an additional 180 calendar day compliance period.  If the Company does not regain compliance with the Rule by the end of such additional compliance period, the Staff will again provide written notice that the Common Stock will be delisted; the Company may appeal the Staff’s determination to a NASDAQ Listing Qualification Panel at such time.

As required by NASDAQ Marketplace Rule 5510(b), the Company has issued a press release as of September 17, 2009 reporting the receipt of the Notice and the NASDAQ rules upon which it is based. A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Press Release dated September 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

September 17, 2009